SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported)       May 22, 2000
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                                 FOOTSTAR, INC.
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               (Exact Name of Registrant as Specified in Charter)



         Delaware                     1-11681              22-3439443
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(State or Other Jurisdiction          (Commission          (I.R.S. Employer
  of Incorporation)                   File Number)         Identification No.)




933 MacArthur Boulevard, Mahwah, New Jersey                    07430
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(Address of Principal Executive Offices)                      (Zip Code)




Registrant's telephone number, including area code         (201) 934-2000
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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.    Other Events.

Just For Feet Integration Ahead of Plan and Anticipated Second Quarter Earnings Announcements.


         On May 22, 2000, Footstar, Inc. ("Footstar" or the "Company") announced that its integration of the Just For Feet stores acquired last March is ahead of plan and that the Company is in final negotiations to add up to 15 new Just For Feet stores in Fall 2000. Footstar also announced that it expects to exceed current analysts' estimates for the second fiscal quarter 2000 and, consequently, fiscal year 2000.


         Integration Ahead of Plan. Since completing its acquisition on March 7, Footstar has replenished inventory in the Just For Feet stores and integrated the chain into Footstar's existing infrastructure and services network.


         Fresh inventory entering stores at a faster than anticipated pace has resulted in sales exceeding plan in April and May. Staffing is almost complete and the new Just For Feet headquarters in Mahwah, New Jersey opened on May 22, 2000. Back office support functions have been integrated into the Footstar Services Network and the final systems conversion is scheduled for June 2000, two months ahead of schedule. Also, beginning in June, product distribution for the new stores will be handled by Footstar's distribution facility in Gaffney, South Carolina. The Company plans to wind down Just For Feet's former headquarters facility in Birmingham in July and thereafter sell the building.


         New Superstore Locations. The Company also announced that it is in final negotiations to complete store lease agreements with several landlords to add up to 15 new superstore locations in several existing markets, including Miami, Dallas and Phoenix, and in new markets, including San Diego and Fresno, California, Philadelphia and Richmond. All but two of these new stores were previously operated by Just For Feet. The Company plans to open most of the new stores in the second half of 2000. The Company expects that capital expenditures in 2000 should not exceed $45 million, including the disbursements associated with the new stores.


         New Bank Facility. The Company also reported that it plans to close this week on its new credit facility to provide for a $325 million three-year credit facility to replace its existing $300 million credit facility.


         Expectations for Second Quarter and Fiscal 2000. The Company reported that its sales for May were ahead of plan in all businesses. As a result of this performance and the integration of Just For Feet, Footstar expects to exceed current analysts' earnings expectations for the second fiscal quarter 2000 and fiscal year 2000. The Company expects second quarter diluted earnings to be between $0.65 and $0.70 per share.


         Footstar, headquartered in Mahwah, New Jersey, is a leading footwear retailer. As of April 29, 2000, the Company's Footaction division, headquartered in Irving, Texas, operated 552 mostly mall-based stores in 44 states, Puerto Rico and the U.S. Virgin Islands. The Company's Just For Feet division, headquartered in Mahwah, New Jersey, operated 79 superstores in the southern half of the United States. Both divisions, which comprise the Company's athletic segment, sell branded athletic footwear and apparel. The Company's Meldisco division is a leader in the discount footwear segment, operating 2,484 licensed footwear departments, primarily in Kmart stores.


         Except for the historical information contained herein, the matters discussed in this Current Report are forward looking statements including with respect to earnings, sales and capital expenditure expectations that involve risks and uncertainties that may cause actual results to differ from those expressed in any of the forward looking statements. Such risks and uncertainties include, but are not limited to, uncertainties related to the Company's ability to execute its integration plans, the effect of competitive products and pricing, consumer demand for footwear, unseasonable weather, consumer acceptance of the Company's merchandise mix and retail locations, the availability of products, and the other risks detailed in the Company's Securities and Exchange Commission filings. The Company undertakes no obligation to update forward looking statements to reflect events or circumstances after the date such statements were made.


         A copy of the press  release  dated May 22, 2000 is attached  hereto as
Exhibit 99.1.




Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits.

         Exhibit 99.1       Press Release dated May 22, 2000

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  FOOTSTAR, INC.


                                               CARLOS E. ALBERINI
Dated:   May 22, 2000                    By:  _______________________________
                                       Name:   Carlos E. Alberini
                                      Title:   Senior Vice President and Chief
                                               Financial Officer



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                                  EXHIBIT INDEX


         Exhibit 99.1       Press Release dated May 22, 2000